UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2011

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Seaport Boulevard Redwood City, California	94063-5587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Robert I. Pender, Jr., Senior Vice President, Finance and Chief Financial Officer of Serena Software, Inc. (“Serena”), retired from Serena effective as of July 31, 2011.

(c) John Alves, Vice President, Finance of Serena, has been designated as interim chief financial officer and as principal and chief accounting officer of Serena, effective as of July 31, 2011. Mr. Alves, age 51, has served as our Vice President, Finance since March 2004. From July 1998 until February 2004, Mr. Alves served as our Corporate Controller. Mr. Alves receives an annual base salary of $192,500 and is eligible to receive an annual incentive bonus with an annual target equal to forty percent of his annual base salary pursuant to the terms of the FY 2012 Management Annual Incentive Plan, which is filed with this current report as Exhibit 10.1 and incorporated herein by reference. Mr. Alves also holds stock options previously granted under our Amended and Restated 1997 Stock Option and Incentive Plan and stock options and restricted stock units previously granted under our Amended and Restated 2006 Stock Incentive Plan.

(e) In connection with the termination of Mr. Pender’s employment with Serena, Serena and Mr. Pender entered into a separation agreement providing for the payment of severance and the provision of certain benefits to Mr. Pender in exchange for a general release of claims against Serena and its affiliates and compliance with certain restrictive covenants. The separation agreement provides for severance benefits consisting of (i) the continuation of twenty percent of Mr. Pender’s base salary for a period of twelve months following the termination of his employment, payable in equal installments over such period in accordance with Serena’s customary payroll practices; (ii) COBRA continuation of Mr. Pender’s existing health coverage for a period of twelve months, at no cost to Mr. Pender; and (iii) the amendment of certain stock options previously granted to Mr. Pender under Serena’s Amended and Restated 1997 Stock Option and Incentive Plan for purposes of extending the post-employment exercise period to the earlier of three years following the termination of his employment or the expriration date of the applicable stock otions, and allowing for the payment of the aggregate exercise price through the net exercise of the stock options (excluding tax withholdings, which Mr. Pender will be required to pay to Serena at the time of exercise). The separation agreement also provides for the payment of restrictive covenant payments that are conditioned upon Mr. Pender’s compliance with no-hire and non-competition covenants. The restrictive covenant payments consist of the continuation of eighty percent of Mr. Pender’s base salary for a period of twelve months following the termination of his employment, payable in equal installments over such period in accordance with Serena’s customary payroll practices. Mr. Pender executed a general release of all claims in favor of the Serena and its affiliates and agreed to comply with certain restrictive covenants, including confidentiality and non-disparagement covenants of unlimited duration, and no-hire and non-competition covenants limited to the duration of the restrictive covenant payments. Mr. Pender’s vested stock options under the 2006 Stock Incentive Plan will remain exercisable for a period of ninety days following the termination of his employment. Mr. Pender has also agreed to serve, without additional compensation, as a non-employee consultant for up to ten hours per month during the sixty day period following the termination of his employment for purposes of providing advisory services, primarily focused on transitional matters. The separation agreement is filed with this current report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1*	FY 2012 Management Annual Incentive Plan

Exhibit 10.2*	Agreement and Release between Serena Software, Inc. and Robert Pender dated July 31, 2011

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name: Edward F. Malysz
Title: Senior Vice President,
General Counsel

Date: August 4, 2011

EXHIBIT INDEX

Exhibit 10.1*	FY 2012 Management Annual Incentive Plan

Exhibit 10.2*	Agreement and Release between Serena Software, Inc. and Robert Pender dated July 31, 2011

*	Indicates a management contract or compensatory plan or arrangement.